UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2009 (July 24, 2009)

AMERICAN DG ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52294	04-3569304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

45 First Avenue, Waltham
Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Item 3.02.                      Unregistered Sales of Equity Securities.

On July 24, 2009, American DG Energy Inc. (the “Registrant”) sold to certain investors 1,663,167 shares of restricted Common Stock at $2.10 per share at an aggregate purchase price of approximately $3,492,650.  The Registrant also granted the investors the right to purchase additional shares of Common Stock at a purchase price of $3.10 per share by December 18, 2009.

The sale of Common Stock was exempt from registration under Regulation D of the Securities Act of 1933, as amended.

A copy of the form of Subscription Agreement for this transaction is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

The registrant hereby furnishes the following exhibit:

10.1           Form of Subscription Agreement for Common Stock of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 27, 2009	AMERICAN DG ENERGY INC.

	By:	/s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer